Exhibit 23.2

CONSENT OF COUNSEL

We consent to the references to our firm under the captions “Income Tax Aspects,” “Legal Matters” and “Experts” in this Form S-1 Registration Statement as filed with the United States Securities and Exchange Commission on July 9, 2004 and the related Prospectus for Citigroup Diversified Futures Fund L.P.

July 9, 2004

/s/    WILLKIE FARR & GALLAGHER LLP